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                                   EXHIBIT 3.6

                     AMENDMENT TO ARTICLES OF INCORPORATION

    CHANGING NAME FROM DINO MINICHIELLO FASHIONS, INC., A NEVADA CORPORATION

                                       TO

              RESORT WORLD ENTERPRISES, INC., A NEVADA CORPORATION

                              DATED AUGUST 18, 1988

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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                         DINO MINICHIELLO FASHIONS, INC.

         The undersigned President and Secretary of DINO MINICHIELLO FASHIONS, INC., do hereby certify as follows:

         That the Board of Directors of said corporation at a meeting duly convened, held on June 11, 1998, adopted a resolution to amend the Amended Articles of Incorporation filed on NOV. 5, 1997 as follows:

ARTICLE 1 is hereby amended to read follows:

         The name of the Corporation is:
         RESORT WORLD ENTERPRISES, INC.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 10,075,280, that said amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon pursuant to an Action by Written Consent of the Shareholder of DINO MINICHIELLO FASHIONS, INC.

                                        /s/ Dino Minichiello
                                  ----------------------------------------------
                                  DINO MINICHIELLO
                                  SECRETARY

                                       /s/ Paul Minichiello
                                  ----------------------------------------
                                  PAUL MINICHIELLO
                                  PRESIDENT

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PROVIDENCE OF BRITISH COLUMBIA      }
                                    } ss.
COUNTY OF VAN COUVER                }

         On August 1, 1998, before me, a Notary Public, personally appeared DINO MINICHIELLO, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

                                           /s/ RICHARD P. BEGIN
                                   --------------------------------------------
                                  Notary Public

                                                [NOTARY STAMP]

         On August 1, 1998, before me, a Notary Public, personally appeared PAUL MINICHIELLO, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

                                         /s/ Richard P. Begin
                                 --------------------------------------------
                                  Notary Public

                                                [NOTARY STAMP]